Exhibit 10.1

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Voting Agreement”), dated as of [●], 2021, is executed by and among Allegiance Bancshares, Inc., a Texas corporation (“Allegiance”), CBTX, Inc., a Texas corporation (“CBTX”), and the other persons who are signatories hereto (referred to herein individually as a “Shareholder” and collectively as the “Shareholders”).

WHEREAS, concurrently herewith, Allegiance and CBTX (individually, a “Party” and collectively, the “Parties”) are entering into that certain Agreement and Plan of Merger dated as of the date hereof, by and between CBTX and Allegiance (as such agreement may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which Allegiance will merge with and into CBTX, with CBTX as the surviving entity (the “Merger”);

WHEREAS, the Merger Agreement provides that all of the issued and outstanding shares of common stock, par value $1.00 per share, of Allegiance (subject to certain exceptions as described in the Merger Agreement) (“Allegiance Stock”) will be exchanged for the right to receive shares of common stock, par value $0.01 per share, of CBTX (“CBTX Stock”) and other such consideration as set forth in the Merger Agreement;

WHEREAS, as a condition and inducement to the Parties’ willingness to enter into the Merger Agreement, each member of the board of directors of Allegiance and CBTX and certain officers of each of Allegiance, CBTX, Allegiance Bank, a Texas-chartered state bank and wholly owned subsidiary of Allegiance, and CommunityBank of Texas, National Association, a federally-chartered national association and wholly owned subsidiary of CBTX, in each case as set forth following their name on the Shareholder signature page hereto, has agreed to vote his or her shares of Allegiance Stock or CBTX Stock, as applicable, in favor of approval of the Merger Agreement and the transactions contemplated thereby; and

WHEREAS, CBTX and Allegiance are relying on this Voting Agreement in incurring expenses in reviewing each other’s business, in preparing a proxy statement/prospectus, in proceeding with the filing of applications for regulatory approvals and in undertaking other actions necessary for the consummation of the Merger.

NOW, THEREFORE, in consideration of the substantial expenses that the Parties will incur in connection with the transactions contemplated by the Merger Agreement and to induce each Party to execute the Merger Agreement and to proceed to incur such expenses, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby, severally and not jointly, agree as follows:

1.              For purposes of this Voting Agreement, the following terms are defined as follows:

(a)            “Company” means, with respect to a Shareholder of Allegiance Stock, Allegiance, and, with respect to a Shareholder of CBTX Stock, CBTX;

(b)            “Shareholder Meeting” means, with respect to a Shareholder of Allegiance Stock, the Allegiance special meeting of shareholders referred to in Section 6.3 of the Merger Agreement, and, with respect to a Shareholder of CBTX Stock, the CBTX special meeting of shareholders referred to in Section 6.3 of the Merger Agreement; and

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(c)            “Company Stock” means, with respect to a Shareholder of Allegiance Stock, Allegiance Stock, and, with respect to a Shareholder of CBTX Stock, CBTX Stock.

2.              Each of the Shareholders hereby severally, but not jointly, represents and warrants to each of Allegiance and CBTX that such Shareholder is the registered owner or beneficial owner of, or has full voting power with respect to, the number of shares of Company Stock set forth below such Shareholder’s name on the Shareholder signature page to this Voting Agreement (the “Shares”). While this Voting Agreement is in effect, each Shareholder shall not, directly or indirectly, (a) sell or otherwise dispose of or encumber (except for pledges and similar encumbrances in effect on the date hereof, which may be maintained, renewed, extended or otherwise modified on terms and conditions substantially the same as in effect as of the date hereof) prior to the record date of the Shareholder Meeting any or all of his or her Shares or (b) deposit any shares of Company Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Allegiance Stock or CBTX Stock, as applicable, or grant any proxy with respect thereto, other than to other members of the board of directors of Allegiance or CBTX, as applicable, for the purpose of voting to approve the Merger Agreement and the transactions contemplated thereby; provided, however, that the following transfers shall be permitted: (v) the sale, disposition or use of shares of Allegiance Stock or CBTX Stock, as applicable, for the payment or other satisfaction of withholding Taxes (as defined in the Merger Agreement) incurred in the connection with the exercise, vesting, or settlement of Allegiance Equity Awards or CBTX Equity Awards, in each case, in accordance with past practice and the terms of applicable equity compensation plans and associated award agreements, (w) transfers to any member of the Shareholder’s family, subject to the transferee agreeing in writing to be bound by the terms of this Voting Agreement, (x) transfers for estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Voting Agreement, (y) transfers to any other shareholder of Allegiance or CBTX, as applicable, who has executed a copy of this Voting Agreement on the date hereof, and (z) such transfers as the Company may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

3.              Each Shareholder hereby agrees during the term of this Voting Agreement to vote the Shares, and any additional shares of Company Stock or other voting securities of the Company acquired by such Shareholder after the date hereof, (a) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby at the Shareholder Meeting and (b) against approval of any Acquisition Proposal (as defined in the Merger Agreement) made in opposition to or competition with such proposals (an “Opposing Proposal”) presented at the Shareholder Meeting or any other meeting of shareholders held prior or subsequent to the Shareholder Meeting. If there has been a modification or amendment to the Merger Agreement that reduces the Merger Consideration (as defined in the Merger Agreement), other than any adjustment to the Merger Consideration provided for in the Merger Agreement, then this Section 3 shall be inapplicable.

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4.            Each Shareholder shall not invite or seek any Opposing Proposal, support (or publicly suggest that anyone else should support) any Opposing Proposal that may be made, or ask the board of directors of the Company to consider, support or seek any Opposing Proposal or otherwise take any action designed to make any Opposing Proposal more likely. None of the Shareholders shall meet or otherwise communicate with any Person (as defined in the Merger Agreement) that makes or is considering making an Opposing Proposal or any representative of such Person after becoming aware that the Person has made or is considering making an Opposing Proposal. Each Shareholder shall promptly advise the Company of each contact the Shareholder or any of the Shareholder’s representatives may receive from any Person relating to any Opposing Proposal or otherwise indicating that any Person may wish to participate or engage in any transaction arising out of any Opposing Proposal and will provide the Company with all information Allegiance or CBTX, as applicable, reasonably requests that is available to the Shareholder regarding any such Opposing Proposal or possible Opposing Proposal. Each Shareholder will not make any claim or join in any litigation alleging that the board of directors of the Company is required to consider, endorse or support any Opposing Proposal or to invite or seek any Opposing Proposal. Each Shareholder shall not take any other action that is reasonably likely to make consummation of the Merger less likely or to impair either Party’s ability to exercise any of the rights granted by the Merger Agreement.

5.            Each Shareholder acknowledges that Allegiance and CBTX are relying on this Voting Agreement in preparing a joint proxy statement/prospectus, in proceeding with the filing of applications for regulatory approvals and in undertaking other actions necessary for the consummation of the Merger. Each Shareholder and the Company acknowledge that the performance of this Voting Agreement is intended to benefit each of Allegiance and CBTX.

6.            This Voting Agreement shall continue in effect until the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms or (b) the consummation of the Merger.

7.            Nothing in this Voting Agreement shall be deemed to restrict any of the Shareholders from taking any action in the capacity of a director or officer (if applicable) of the Company that such Shareholder shall believe is necessary to fulfill the Shareholder’s duties and obligations as a director or officer (if applicable). Each Shareholder is executing this Voting Agreement solely in the Shareholder’s capacity as a shareholder of the Company.

8.            Each Shareholder has the legal capacity, power and authority to enter into and perform all of the Shareholder’s obligations under this Voting Agreement. This Voting Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors rights. If the Shareholder is married and his or her Shares constitute community property, this Voting Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder’s spouse, enforceable against such spouse in accordance with its terms.

9.            This Voting Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder, except upon the execution and delivery of a written agreement executed by Allegiance, CBTX, and the Shareholder.

10.          This Voting Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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11.            This Voting Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Voting Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

12.            All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

13.            Each Shareholder recognizes and acknowledges that a breach by the Shareholder of any covenants or agreements contained in this Voting Agreement will cause each of Allegiance and CBTX to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore the parties hereto agree that, in the event of any such breach, either Allegiance or CBTX, as the case may be, shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the necessity of posting bond or proving actual damages, in addition to any other remedy to which it may be entitled, at law or in equity.

14.            From time to time, at a Party’s request and without further consideration, each Shareholder shall execute and deliver such additional documents reasonably requested by such Party as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

15.            This Voting Agreement and the relations among the parties hereto arising from this Voting Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any principles of conflicts of law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date above written.

ALLEGIANCE:

ALLEGIANCE BANCSHARES, INC.

By:
Name: [●]
Title: [●]

Address: [●]
Attention: [●]

[Signature Page to Voting Agreement]

CBTX:

CBTX, INC.

By:
Name: [●]
Title: [●]

Address: [●]
Attention: [●]

[Signature Page to Voting Agreement]

Allegiance ShareHolders:

Address for Shareholder:

Name of Shareholder: [●] Number of Shares: [●]

Spouse

[Shareholder Signature Page to Voting Agreement]

CBTX ShareHolders:

Address for Shareholder:

Name of Shareholder: [●] Number of Shares: [●]

Spouse

[Shareholder Signature Page to Voting Agreement]